                            AGREEMENT AND PLAN OF MERGER



                              DATED AS OF MAY 17, 1998



                                       AMONG



                               CARDINAL HEALTH, INC.



                               GEL ACQUISITION CORP.



                                        and



                              R.P. SCHERER CORPORATION

                                  TABLE OF CONTENTS


                                                                        Page

ARTICLE I

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.1   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.4   Effects of the Merger . . . . . . . . . . . . . . . . . . . . .  2
     1.5   Certificate of Incorporation. . . . . . . . . . . . . . . . . .  2
     1.6   By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.7   Officers and Directors of Surviving Corporation . . . . . . . .  3
     1.8   Effect on Capital Stock . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II

EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.1   Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.2   Exchange Procedures . . . . . . . . . . . . . . . . . . . . . .  4
     2.3   Distributions with Respect to Unexchanged Shares. . . . . . . .  4
     2.4   No Further Ownership Rights in Target Common Stock. . . . . . .  5
     2.5   No Fractional Parent Common Shares. . . . . . . . . . . . . . .  5
     2.7   No Liability. . . . . . . . . . . . . . . . . . . . . . . . . .  6
     2.8   Investment of the Exchange Fund . . . . . . . . . . . . . . . .  6
     2.9   Lost Certificates . . . . . . . . . . . . . . . . . . . . . . .  6
     2.10  Withholding Rights. . . . . . . . . . . . . . . . . . . . . . .  6
     2.11  Further Assurances. . . . . . . . . . . . . . . . . . . . . . .  6
     2.12  Stock Transfer Books. . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE III

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . .  7
     3.1   Representations and Warranties of Target. . . . . . . . . . . .  7
          (a)   Organization, Standing and Power . . . . . . . . . . . . .  7
          (b)   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  7
          (c)   Capital Structure. . . . . . . . . . . . . . . . . . . . .  7
          (d)   Authority; No Conflicts. . . . . . . . . . . . . . . . . .  8
          (e)   Reports and Financial Statements . . . . . . . . . . . . . 10
          (f)   Compliance with Law; Permits . . . . . . . . . . . . . . . 10
          (g)   Intellectual Property. . . . . . . . . . . . . . . . . . . 11
          (h)   Litigation . . . . . . . . . . . . . . . . . . . . . . . . 11

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                                                                         Page

          (i)   Information Supplied . . . . . . . . . . . . . . . . . . . 11
          (j)   Absence of Certain Changes or Events; Operations . . . . . 12
          (k)   Accounting Matters . . . . . . . . . . . . . . . . . . . . 12
          (l)   Board Approval . . . . . . . . . . . . . . . . . . . . . . 12
          (m)   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . 12
          (n)   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . 12
          (o)   Undisclosed Liabilities. . . . . . . . . . . . . . . . . . 12
          (p)   Environmental Matters. . . . . . . . . . . . . . . . . . . 13
          (q)   Employee Benefit Matters . . . . . . . . . . . . . . . . . 13
          (r)   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          (s)   Vote Required. . . . . . . . . . . . . . . . . . . . . . . 16
          (t)   Brokers or Finders . . . . . . . . . . . . . . . . . . . . 16
          (u)   Opinions of Financial Advisors . . . . . . . . . . . . . . 17
          (v)   DGCL Section 203 . . . . . . . . . . . . . . . . . . . . . 17
     3.2   Representations and Warranties of Parent. . . . . . . . . . . . 17
          (a)   Organization, Standing and Power . . . . . . . . . . . . . 17
          (b)   Capital Structure. . . . . . . . . . . . . . . . . . . . . 17
          (c)   Authority; No Conflicts. . . . . . . . . . . . . . . . . . 18
          (d)   Reports and Financial Statements . . . . . . . . . . . . . 18
          (e)   Information Supplied . . . . . . . . . . . . . . . . . . . 19
          (f)   Absence of Certain Changes or Events . . . . . . . . . . . 19
          (g)   Accounting Matters . . . . . . . . . . . . . . . . . . . . 20
          (h)   Board Approval . . . . . . . . . . . . . . . . . . . . . . 20
          (i)   Vote Required. . . . . . . . . . . . . . . . . . . . . . . 20
          (j)   Brokers or Finders . . . . . . . . . . . . . . . . . . . . 20
     3.3   Representations and Warranties of Parent and Merger Su. . . . . 20
          (a)   Organization and Corporate Power . . . . . . . . . . . . . 20
          (b)   Corporate Authorization. . . . . . . . . . . . . . . . . . 20
          (c)   Non-Contravention. . . . . . . . . . . . . . . . . . . . . 21
          (d)   No Business Activities . . . . . . . . . . . . . . . . . . 21

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . 21
     4.1   Covenants of Target . . . . . . . . . . . . . . . . . . . . . . 21
     4.2   Covenants of Parent . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE V

ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     5.1   Preparation of Proxy Statement; Target Stockholders Meeting . . 24
     5.2   Parent Board of Directors . . . . . . . . . . . . . . . . . . . 25
     5.3   Access to Information . . . . . . . . . . . . . . . . . . . . . 25

                                                                         Page

     5.4   Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . . . 25
     5.5   Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . 27
     5.6   Stock Options and Other Stock Plans; Employee Benefits Matters. 29
     5.7   Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . 30
     5.8   Directors' and Officers' Indemnification and Insurance. . . . . 31
     5.9   Public Announcements. . . . . . . . . . . . . . . . . . . . . . 31
     5.10  Listing of Parent Common Shares . . . . . . . . . . . . . . . . 31
     5.11  Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE VI

CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     6.1   Conditions to Each Party's Obligation to Effect the Merger. . . 32
          (a)   Stockholder Approval . . . . . . . . . . . . . . . . . . . 32
          (b)   No Injunctions or Restraints, Illegality, Actions. . . . . 32
          (c)   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . 32
          (d)   German Antitrust . . . . . . . . . . . . . . . . . . . . . 32
          (e)   NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . 32
          (f)   Effectiveness of the Form S-4. . . . . . . . . . . . . . . 32
     6.2   Additional Conditions to Obligations of Parent and Merger Sub . 33
          (a)   Representations and Warranties . . . . . . . . . . . . . . 33
          (b)   Performance of Obligations of Target . . . . . . . . . . . 33
     6.3   Additional Conditions to Obligations of Target. . . . . . . . . 33
          (a)   Representations and Warranties . . . . . . . . . . . . . . 33
          (b)   Performance of Obligations of Parent . . . . . . . . . . . 34
          (c)   Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . 34
          (d)   Closing Tax Opinion. . . . . . . . . . . . . . . . . . . . 34
          (e)   Change of Control of Parent. . . . . . . . . . . . . . . . 34

ARTICLE VII

TERMINATION AND AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.2   Effect of Termination . . . . . . . . . . . . . . . . . . . . . 35
     7.3   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.4   Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE VIII

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.1   Non-Survival of Representations, Warranties and Agreements. . . 37
     8.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.3   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . 38

                                                                          Page

     8.4   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.5   Entire Agreement; No Third Party Beneficiaries. . . . . . . . . 38
     8.6   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.7   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.8   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.9   Submission to Jurisdiction; Waivers . . . . . . . . . . . . . . 39
     8.10  Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.11  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 40

              AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1998 (this "AGREEMENT"), among Cardinal Health, Inc., an Ohio corporation ("PARENT"), GEL Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"), and R.P. Scherer Corporation, a Delaware corporation ("TARGET").

                                W I T N E S S E T H :

              WHEREAS, Parent desires to combine its businesses with the businesses operated by Target through the merger of Merger Sub with and into Target (the "MERGER"), pursuant to which each share of common stock, par value $.01 per share of Target ("TARGET COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined in SECTION 1.3) other than shares owned or held directly or indirectly by Parent or Merger Sub or directly by Target will be converted into the right to receive common shares, without par value, of Parent ("PARENT COMMON SHARES") as more fully provided herein;

              WHEREAS, the Board of Directors (as defined in Section 8.11(b)) of Target has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Target and Target desires to combine its businesses with the businesses operated by Parent and for the holders of shares of Target Common Stock to have a continuing equity interest in the combined Parent/Target businesses through the ownership of Parent Common Shares;

              WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Target have each determined that the Merger is in the best interests of their respective stockholders or shareholders, as the case may be, and such Boards of Directors have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement;

              WHEREAS, Parent, Merger Sub and Target desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby;

              WHEREAS, Parent, Merger Sub and Target intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder; and

              WHEREAS, Parent, Merger Sub and Target intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes.

              NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                     ARTICLE I

                                     THE MERGER

              1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Target at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Target shall continue its existence under the laws of the State of Delaware as the surviving corporation (the "SURVIVING CORPORATION") under the name "R.P. Scherer Corporation".

              1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place on the tenth Business Day (as defined in Section 8.11(c)) after the satisfaction or waiver (subject to Applicable Laws) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing) set forth in ARTICLE VI (the "CLOSING DATE") or such other time or date as is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Parent, 5555 Glendon Court, Dublin, Ohio 43016 unless another place is agreed to in writing by the parties hereto. For all Tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

              1.3 EFFECTIVE TIME. As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Parent and Target shall agree and is specified in the Delaware Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

              1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in Sections 259 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Target and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

              1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the Corporation (which is hereinafter referred to as the "Corporation") is 'R.P. Scherer Corporation'."

              1.6 BY-LAWS. The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

              1.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of Target as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified. On or prior to the Closing Date, Target shall deliver to Parent evidence satisfactory to Parent of the resignations of the directors of Target, such resignations to be effective as of the Effective Time.

              1.8 EFFECT ON CAPITAL STOCK. (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Target Common Stock owned or held by Parent, Merger Sub or Target, all of which shall be canceled as provided in
SECTION 1.8(c)) shall be converted into the right to receive 0.950 (the "EXCHANGE RATIO") Parent Common Shares (the "MERGER CONSIDERATION"). In the event that prior to the Effective Time Parent shall declare a stock dividend or other distribution payable in Parent Common Shares or securities convertible into Parent Common Shares, or effect a stock split, reclassification, combination or other change with respect to Parent Common Shares, the Exchange Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

              (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Target Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Target Common Stock (a "CERTIFICATE") (other than Merger Sub, Parent and Target) shall thereafter cease to have any rights with respect to such shares of Target Common Stock, except the right to receive the applicable Merger Consideration in accordance with
ARTICLE II upon the surrender of such certificate.

              (c) Each share of Target Common Stock issued and owned or held by Parent, Merger Sub or Target at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Parent or other consideration shall be delivered in exchange therefor.

              (d) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation as of the Effective Time.


                                     ARTICLE II

                              EXCHANGE OF CERTIFICATES

              2.1 EXCHANGE FUND. Prior to the Effective Time, Parent shall appoint ChaseMellon Shareholder Services, Inc., or another party reasonably acceptable to Target, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or promptly after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Target Common Stock, certificates representing the Parent Common Shares issuable pursuant to SECTION
1.8 in exchange for outstanding shares of Target Common Stock. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to SECTION 2.5 and any dividends and other distributions pursuant to SECTION 2.3. Any cash and certificates of Parent Common Shares deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

              2.2 EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more Parent Common Shares representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to SECTION 1.8 (after taking into account all shares of Target Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional Parent Common Shares pursuant to SECTION 2.5, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to SECTION 2.3 or SECTION 2.5. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, one or more Parent Common Shares evidencing, in the aggregate, the proper number of Parent Common Shares, a check in the proper amount of cash in lieu of any fractional Parent Common Shares pursuant to SECTION 2.5 and any dividends or other distributions to which such holder is entitled pursuant to SECTION 2.3, may be issued with respect to such Target Common Stock to such a transferee if the Certificate representing such shares of Target Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

              2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Article II. Subject to the effect of Applicable Laws (as defined in Section 3.1(f)(i)), following surrender of any such Certificate there shall be paid to the holder of Certificates representing whole Parent Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Parent Common Shares and not paid and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Shares.

              2.4 NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK. All Parent Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to SECTION 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Target Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of Target of shares of Target Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II. Certificates surrendered for exchange by any person constituting an "affiliate" of Target for purposes of Rule 145(c) under the Securities Act (as defined in Section 3.1(c)(iii)) shall not be exchanged until Parent has received Target Affiliate Letters (as defined in Section 5.11) from such persons.

              2.5 NO FRACTIONAL PARENT COMMON SHARES. (a) No certificates or scrip or Parent Common Shares representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of Parent Common Shares.

              (b) Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Common Share (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Parent Common Share multiplied by
(ii) the closing price (as reported on the New York Stock Exchange ("NYSE") Composite Tape) of a Parent Common Share on the last complete trading day immediately prior to the Closing Date. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

              2.6 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this ARTICLE II shall thereafter look only to Parent for the Merger Consideration with respect to the shares of Target Common Stock formerly represented thereby to which such holders are entitled pursuant to SECTION 1.8 and SECTION 2.2, any cash in lieu of fractional Parent Common Shares to which such holders are entitled pursuant to SECTION 2.5 and any dividends or distributions with respect to Parent
Common Shares to which such holders are entitled pursuant to SECTION 2.3.
Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Target Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in SECTION 3.1(d)(iii))) shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any Person (as defined in Section 8.11(g)) previously entitled thereto.

              2.7 NO LIABILITY. None of Parent, Merger Sub, Target, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              2.8 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

              2.9 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Target Common Stock formerly represented thereby, any cash in lieu of fractional Parent Common Shares, and unpaid dividends and distributions on Parent Common Shares deliverable in respect thereof, pursuant to Article II of this Agreement.

              2.10 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

              2.11 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Target or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Target or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

              2.12 STOCK TRANSFER BOOKS. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of Target shall be closed and there shall be no further registration of transfers of shares of Target Common Stock thereafter on the records of Target. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Target Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Target Common Stock formerly represented thereby, any cash in lieu of fractional Parent Common Shares to which the holders thereof are entitled pursuant to SECTION 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to SECTION 2.3.


                                    ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

              3.1 REPRESENTATIONS AND WARRANTIES OF TARGET. Target represents and warrants to Parent as follows:

              (a) ORGANIZATION, STANDING AND POWER. Each of Target and each of its Subsidiaries (as defined in Section 8.11(i)) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease, use and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify would not, either individually or in the aggregate, have a Material Adverse Effect (as defined in SECTION 8.11(e)) on Target. The copies of the certificate of incorporation and by-laws of Target which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

              (b) SUBSIDIARIES. Target does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the Subsidiaries and other entities set forth in the Target SEC Reports (as defined in Section 3.1(g)), documents provided by Target to Parent prior to the date of this Agreement or which are not material to Target. Except as set forth in the Target SEC Reports or in documents provided by Target to Parent prior to the date of this Agreement, Target is not subject to any obligation or requirement to provide a material amount of funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such entity that is not wholly owned by Target. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse
       Effect on Target, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) owned by Target of each of Target's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned directly or indirectly by Target free and clear of all liens, pledges, security interests, claims or other encumbrances.

              (c) CAPITAL STRUCTURE. (i) As of May 12, 1998 the authorized capital stock of Target consisted of (A) 50,000,000 shares of Target Common Stock, par value $.01, of which 23,508,155 shares were outstanding and 60,100 were held in treasury and (B) 500,000 shares of authorized preferred stock, par value $.01, of which no shares were outstanding. Since May 12, 1998 to the date of this Agreement, there have been no issuances of shares of the capital stock of Target or any other securities of Target other than issuances of shares pursuant to options outstanding under the Target Stock Plans (as defined in SECTION 5.6(a)). All issued and outstanding shares of the capital stock of Target are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights and no such shares have been issued in violation of any preemptive or similar rights. There were outstanding as of May 12, 1998 no options, warrants or other rights to acquire capital stock from Target other than options to acquire 2,098,257 shares of Target Common Stock under the Target Stock Plans. Other than issuances of options pursuant to the Target Stock Plans permitted under the terms of this Agreement, no options or warrants or other rights to acquire capital stock from Target have been issued or granted since May 12, 1998.

                  (ii) No bonds, debentures, notes or other indebtedness of Target having the right to vote on any matters on which stockholders may vote ("TARGET VOTING DEBT") are issued or outstanding.

                 (iii) Except as otherwise set forth in this SECTION 3.1(c), there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Target or any of its Subsidiaries is a party or by which any of them is bound obligating Target or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Target or any of its Subsidiaries or obligating Target or any of its Subsidiaries to issue, grant, extend or enter into any such security, subscription, option, warrant, call, right, commitment, agreement, arrangement, understanding or undertaking. There are no outstanding obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Target or any of its Subsidiaries. Target has previously furnished to Parent a schedule showing the names of and number of shares of Target Common Stock (including the number of shares issuable upon exercise of options granted under the Target Benefit Plans (as defined in Section 8.11(k)) and the exercise price and vesting schedule with respect thereto) and the number of options held by all holders of options to purchase Target

       Common Stock. Target has no agreement, arrangement or understanding to register any securities of Target or any of its Subsidiaries under the Securities Act, or any state securities law and has not granted registration rights to any person or entity.

              (d) AUTHORITY; NO CONFLICTS. (i) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Target Vote (as defined in SECTION 3.1(s)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Target Vote. This Agreement has been duly executed and delivered by Target and constitutes a valid and binding agreement of Target, enforceable against it in accordance with its terms.

                  (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not at the Effective Time, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to: (A) any provision of the certificate of incorporation or by-laws or other governing documents of Target or any Subsidiary of Target, or (B) except as would not reasonably be expected to have a Material Adverse Effect on Target, and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement (other than the Amended and Restated $175,000,000 Credit Agreement, dated as of October 29, 1997 among Target, NDB Bank, N.A. and Comerica Bank, as agents, and subject to the execution and delivery of a supplemental indenture to the Indenture, dated as of January 1, 1994, between Target and Comerica Bank, as trustee in form reasonably acceptable to the trustee), note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, contract, undertaking, instrument, permit, concession, franchise, license, judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary of Target or their respective properties or assets.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or review by any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof; or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") is required by or with respect to Target or any Subsidiary of Target in connection with the execution and delivery of this Agreement by Target or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (B) state securities or "blue sky" laws (the "BLUE SKY LAWS"), (C) the Securities Act), (D) the
       Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (E) the DGCL with respect to the filing of the Delaware Certificate of Merger, (F) rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings or reviews the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Target. Consents, approvals, orders, authorizations, registrations, declarations, filings and reviews required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "REQUIRED CONSENTS."

                  (iv) No consent, approval or authorization of any limited or general partner of R.P. Scherer GmbH & Co. ("KG") or KG itself or any shareholder of R.P. Scherer VerWaltungs GmbH ("VERWALTUNGS") or VerWaltungs itself is required in connection with the execution of this Agreement, the Merger or the consummation of the other transactions contemplated hereby. The execution of this Agreement, the Merger or the consummation or the other transactions contemplated hereby will not trigger the right of Deutsche Gelatine-Fabriken Stoess AG ("DGF") to acquire the interests in KG held by, or sell its interests in KG to, F&F Holding GmbH.

              (e) REPORTS AND FINANCIAL STATEMENTS. Target has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since March 31, 1995 (collectively, including all exhibits, financial statements and schedules thereto, the "TARGET SEC REPORTS").
       No Subsidiary of Target is required to file any form, report or other document with the SEC. None of the Target SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or, solely with respect to Target SEC Reports filed after the date hereof, prior to the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Target SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and presents fairly the consolidated financial position and consolidated results of operations and cash flows of Target and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("U.S. GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Target SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Target SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

              (f) COMPLIANCE WITH LAW; PERMITS. (i) Target and its Subsidiaries are in compliance with all applicable laws, statutes, orders, rules and regulations promulgated, or judgments, decisions or orders entered by any Governmental Entity (collectively, "APPLICABLE LAWS") relating to Target, its Subsidiaries or their business or properties, except where the failure to be in compliance therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target. No investigation or review by any Governmental Entity with respect to Target or its Subsidiaries is pending or, to the knowledge of Target, threatened, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Target.

                  (ii) Target and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "TARGET PERMITS"), except for Target Permits the failure of which to possess would not have a Material Adverse Effect on Target. Target and its Subsidiaries are not in conflict with, or in default or violation of any of the Target Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target.

              (g) INTELLECTUAL PROPERTY. Target and its Subsidiaries own, or have the defensible right to use, the Intellectual Property (as defined in Section 8.11(d)), other than where the failure to own or have the defensible right to use the Intellectual Property would not reasonably be expected to have a Material Adverse Effect on Target. To the knowledge of Target, as of the date of this Agreement, no person or entity has asserted, with respect to the Intellectual Property, a claim of invalidity or that Target or any Subsidiary thereof or a licensee of Target or any Subsidiary thereof is infringing or has infringed any domestic or foreign patent, trademark, service mark, tradename, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how.

              (h) LITIGATION. Except as specifically identified in the Target SEC Reports filed prior to the date of this Agreement, there is no action, suit, claim, proceeding or investigation (an "ACTION") pending or, to the knowledge of Target, threatened against Target or any of its Subsidiaries or any executive officer or director of Target or any of its Subsidiaries which, individually or in the aggregate, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Target.

              (i) INFORMATION SUPPLIED. (i) None of the information supplied or to be supplied by Target for inclusion or incorporation by reference in (A) the registration statement on Form S-4 (as defined in SECTION 5.1) to be filed with the SEC by Parent in connection with the issuance of the Parent Common Shares in the Merger will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Proxy Statement/Prospectus (as defined in SECTION 5.1) included in the Form S-4 related to the Target Stockholders Meeting and, if applicable, the Parent Shareholders Meeting (each, as defined in SECTION 5.1) and the Parent Common Shares to be issued in the Merger will, on the date it is first mailed to Target stockholders or Parent Stockholders, if applicable, or at the time of the Target Stockholders Meeting or the Parent Shareholders Meeting, if applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii)      Notwithstanding the foregoing provisions of this
       SECTION 3.1(j), no representation or warranty is made by Target with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied by Parent for inclusion or incorporation by reference therein.

              (j) ABSENCE OF CERTAIN CHANGES OR EVENTS; OPERATIONS. Except as disclosed in the Target SEC Reports filed prior to the date of this Agreement, since December 31, 1997 Target and its Subsidiaries have not incurred any material liability, except in the ordinary course of business consistent with past practice, nor has there been any event, occurrence or development or any change in the business, financial condition or results of operations of Target or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Target or a material adverse effect on Target's ability to consummate the transactions contemplated hereby.

              (k) ACCOUNTING MATTERS. Neither Target nor, to the best of its knowledge, any of its affiliates has, through the date of this Agreement taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its affiliates other than in connection with this Agreement) would prevent Parent from accounting for the Merger as a pooling-of-interests for financial reporting purposes.

              (l) BOARD APPROVAL. The Board of Directors of Target, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified (the "TARGET BOARD APPROVAL"), has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Target and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) recommended that the stockholders of Target approve this Agreement and the Merger and the other transactions contemplated hereby.

              (m) CONTRACTS. None of Target or any of its Subsidiaries nor, to the knowledge of Target, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of any contract, agreement, guarantee, lease or executory commitment that is material to the business or operations of Target or its Subsidiaries to which Target or a Subsidiary thereof is a party, except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Target, and except with respect to the Credit Agreement and the Indenture of Target referenced in Section 3.1(d)(ii) hereof.

              (n) LABOR MATTERS. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreements covering U.S. employees. Since March 31, 1996, to the date of this Agreement, there has been no labor strike or stoppage pending or, to the knowledge of Parent, threatened against Target or any of its Subsidiaries.

              (o) UNDISCLOSED LIABILITIES. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Target as of December 31, 1997 included in the Target SEC Documents or (ii) as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, Target and its Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target.

              (p) ENVIRONMENTAL MATTERS. As used herein, the term "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

              Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Target, there are, with respect to Target, its Subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the

       Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and none of Target and its Subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or, to the knowledge of Target, threatened in connection with any of the foregoing.

              (q)    EMPLOYEE BENEFIT MATTERS.

                  (i) With respect to each Target Benefit Plan maintained primarily for the benefit of individuals employed in the United States and each employment agreement with an employee of Target or its Subsidiaries employed in the United States providing for annual compensation of at least $200,000, Target has provided, and with respect to each material Target Benefit Plan maintained primarily for the benefit of individuals employed outside the United States and each employment agreement with an employee of Target or its Subsidiaries employed outside the United States providing for annual compensation of at least $200,000, Target will provide as promptly as practicable after the date of this Agreement, to Parent, a true, correct and complete copy of the following (where applicable): (A) each writing constituting a part of such plan or agreement, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any.

                 (ii) The Internal Revenue Service has issued a favorable determination letter with respect to each Target Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "QUALIFIED PLAN") and there are no existing circumstances nor any events that have occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust.

                (iii) All premiums due or payable with respect to material insurance policies funding any Target Benefit Plan have been made or paid in full on or before the final due date thereof, and all such premiums due or payable through the Closing Date will be made or paid in full on or before the final due date thereof.

              (iv)Target and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all other domestic or foreign laws and regulations and all contractual obligations applicable to the Target Benefit Plans. Each Target Benefit Plan has been operated in material compliance with its terms. There is not now, and there are no existing circumstances that would give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of Target or any of its Subsidiaries under ERISA or the Code.

                  (v) All Target Benefit Plans subject to the laws of any jurisdiction outside of the United States have been maintained in accordance with all applicable requirements and, if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

                 (vi)    No Plan is a "multiemployer plan" within the meaning of
       Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of Target and its Subsidiaries or any of their respective ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

                (vii) There does not now exist, and there are no currently existing circumstances that would result in, any material Controlled Group Liability that would be a liability of Target or any of its Subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Target nor any of its Subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

              (viii) Except for health continuation coverage as required by
       Section 4980B of the Code or Part 6 of Title I of ERISA or other applicable law or as set forth in Target SEC Reports, neither Target nor any of its Subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

              (ix) Except as required by applicable law and except as disclosed in the Target SEC Reports or in Target Benefit Plans delivered to Parent, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Target or any of its Subsidiaries.

              (x) There are no pending or, to the knowledge of Target, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Target Benefit Plans, any fiduciaries thereof with respect to their duties to the Target Benefit Plans or the assets of any of the trusts under any of the Target Benefit Plans which would result in any material liability of Target or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, or any foreign governmental authority.

              (r) TAXES. Except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target:

              (i) Target and its Subsidiaries (a) have duly filed all Tax Returns (as defined in Section 3.1(r)(v)) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Target or its Subsidiaries prior to the date of this Agreement, all of which foregoing Tax Returns are true and correct; (b) have within the time and manner prescribed by Applicable
       Law paid or, prior to the Effective Time, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority; (c) have adequate reserves
       (to the extent required by U.S. GAAP) on their financial statements for any Taxes in excess of the amounts so paid; (d) are not delinquent in the payment of any Tax and have not requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed; and (e) have not received written notice of any deficiencies for any Tax from any taxing authority, against Target or any of its Subsidiaries for which there are not adequate reserves (to the extent required by U.S. GAAP). Neither Target nor any of its Subsidiaries is the subject of any currently ongoing Tax audit. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves (to the extent required by U.S. GAAP). With respect to any taxable period ended prior to December 31, 1991, all U.S. federal and material foreign income Tax Returns including Target or any of its Subsidiaries have been audited by the Internal Revenue Service or applicable local authorities or are closed by the applicable statute of limitations. Neither Target nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
       There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of Target or any of its Subsidiaries (other than liens for Taxes not yet due). To
       Target's knowledge, no claim has ever been made in writing by an authority in a jurisdiction where none of Target and its Subsidiaries files Tax Returns that Target or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Target has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

              (ii) Neither Target nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither Target nor any of its Subsidiaries is now or has ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Target or any of its Subsidiaries which (a) requires Target or any of its Subsidiaries to make any Tax payment to or for the account of any other person, (b) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Target or any of its Subsidiaries, or (c) requires or permits the transfer or assignment of income, revenues, receipts or gains to Target or any of its Subsidiaries, from any other person.

              (iii) Target and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

              (iv) Target and its Subsidiaries have withheld and paid all Taxes required to have been paid to any foreign jurisdiction in connection with the payment of interest, dividends, royalties, technical service fees or other payments or property transfers subject to withholding made to related or unrelated parties.

              (v) "TAX RETURNS" means returns, reports and forms required to be filed with any Governmental Entity of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

              (vi) "TAXES" means all Taxes (whether federal, state, local or foreign) based upon or measured by income and any other Tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property Taxes, together with any interest or penalties imposed with respect thereto.

              (s) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock to approve the Merger (the "REQUIRED TARGET VOTE") is the only vote of the holders of any class or series of Target capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

              (t) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee from Target or its Subsidiaries or any other similar commission or fee will be incurred by or on behalf of Target in connection with any of the transactions contemplated by this Agreement, except Lehman Brothers Inc. (the "TARGET FINANCIAL ADVISOR"), whose fees and expenses will be paid by Target in accordance with Target's agreement with such firm, based upon arrangements made by or on behalf of Target and a copy of which arrangements have been provided to Parent.

              (u) OPINIONS OF FINANCIAL ADVISOR. Target has received the opinion of the Target Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Target Common Stock (the "FAIRNESS OPINION"), a copy of which opinion has been made available to Parent.

              (v) DGCL SECTION 203. Prior to the time this Agreement was executed, the Board of Directors of Target has taken all action necessary to exempt under or make not subject to Section 203 of the General Corporation Law of the State of Delaware: (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby.

              3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to Target as follows:

              (a) ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, use, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. The copies of the articles of incorporation, as amended and restated (the "PARENT ARTICLES"), and the Code of Regulations, as amended and restated (the "PARENT CODE"), of Parent which were previously furnished to Target are true, complete and correct copies of such documents as in effect on the date of this Agreement.

              (b) CAPITAL STRUCTURE. (i) As of April 30, 1998, the authorized capital stock of Parent consisted of (A) 300,000,000 Parent Common Shares of which 110,507,970 shares were outstanding and 267,867 were held in treasury, (B) 5,000,000 Class B Common Shares, without par value, none of which was outstanding or held in treasury and
       (C) 500,000 Non-Voting Preferred Shares, without par value, none of which was outstanding or held in treasury. As of April 30, 1998, 5,112,753 Parent Common Shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Parent. All issued and outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no shares of capital stock have been issued in violation of preemptive or similar rights.

                  (ii) No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote ("PARENT VOTING DEBT") are issued or outstanding.

                 (iii) Except as otherwise set forth in Section 3.2(b)(i), as of April 30, 1998, there are no securities, subscriptions, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, subscription, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

              (c) AUTHORITY; NO CONFLICTS. (i) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval by the shareholders of Parent of the Agreement and the issuance of Parent Common Shares in connection with the Merger (collectively the "SHARE ISSUANCE") by the Required Parent Vote (as defined in SECTION 3.2(i)), if required by Applicable Law or the rules of the NYSE. The execution and delivery of this Agreement, the Merger and the consummation of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject to the approval, if any, by the shareholders of Parent of the Share Issuance. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms.

                  (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the Parent Articles or the Parent Code or the certificate of incorporation or by-laws of any Subsidiary of Parent, (B) except as would not have a Material Adverse Effect on Parent and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, contract, undertaking, instrument, permit, concession, franchise, license, judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or review by any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations, filings and reviews the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Parent.

              (d) REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since June 30, 1995 (collectively, including all exhibits, financial statements and schedules thereto, the "PARENT SEC REPORTS"). No Subsidiary of Parent is required to file any form, report or other document with the SEC. None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or, solely with respect to Parent SEC Reports filed after the date hereof, prior to the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and presents fairly the consolidated financial position and consolidated results of operations and cash flows of Parent and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

              (e) INFORMATION SUPPLIED. (i) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
       (B) the Proxy Statement/Prospectus will, on the date it is first mailed to Target stockholders or Parent Stockholders, if applicable, or at the time of the Target Stockholders Meeting or the Parent Shareholders Meeting, if applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii)      Notwithstanding the foregoing provisions of this
       SECTION 3.2(e), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Statement based on information supplied by Target for inclusion or incorporation by reference therein.

              (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since March 31, 1998, Parent and its Subsidiaries have not incurred any material liability, except in the ordinary course of business consistent with past practice, nor has there been any event, occurrence or development or any change in the business, financial condition or results of operations of Parent or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Parent or a material adverse effect on Parent's ability to consummate the transactions contemplated hereby.

              (g) ACCOUNTING MATTERS. Neither Parent nor, to the best of its knowledge, any of its affiliates has, through the date of this Agreement taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Target or any of its affiliates) would prevent Parent from accounting for the Merger as a pooling-of-interests for financial reporting purposes.

              (h) BOARD APPROVAL. The Board of Directors of Parent, by resolutions adopted at a meeting duly called and held and not subsequently rescinded or modified (the "PARENT BOARD APPROVAL"), has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Parent and its shareholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) recommended that the shareholders of Parent approve the Share Issuance if required by Applicable Law or the rules of NYSE.

              (i) VOTE REQUIRED. If the proposed transaction between Parent and Bergen Brunswig Corporation ("BBC") is not consummated prior to the Effective Time, the affirmative vote of holders of Parent Common Shares representing a majority of the Parent Common Shares outstanding and entitled to vote thereon (the "REQUIRED PARENT VOTE"), is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Share Issuance. If the proposed transaction between Parent and BBC is consummated prior to the Effective Time, no vote of the holders of any class or series of Parent capital stock is necessary to approve the Share Issuance.

              (j) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee from Parent or its affiliates or any other similar commission or fee will be incurred by or on behalf of Parent in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Donaldson Lufkin & Jenrette Securities Corporation and certain of its affiliates and related parties (the "PARENT FINANCIAL ADVISOR"), whose fees and expenses will be paid by Parent in accordance with Parent's agreement (if any) with such firm based upon arrangements made by or on behalf of Parent.

              3.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub represent and warrant to Target as follows:

              (a) ORGANIZATION AND CORPORATE POWER. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Parent.

              (b) CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms.

              (c) NON-CONTRAVENTION. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Sub.

              (d) NO BUSINESS ACTIVITIES. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                     ARTICLE IV

                     COVENANTS RELATING TO CONDUCT OF BUSINESS

              4.1 COVENANTS OF TARGET. During the period from the date of this Agreement and continuing until the Effective Time, Target agrees as to itself and its Subsidiaries (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing) to conduct its operations in the ordinary course, consistent with past practice, and to use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the Effective Time, Target shall not (except as expressly contemplated or permitted by this Agreement and the transactions contemplated hereby or to the extent that Parent shall otherwise consent in writing):

              (a) do or effect any of the following actions with respect to its securities: (i) adjust, split, combine or reclassify its capital stock,
       (ii) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, other than dividends, distributions, redemptions, purchases or other acquisitions of shares between Target and a wholly owned Subsidiary of Target and dividends by majority-owned Subsidiaries of Target in the ordinary course of business consistent with past practice (including increases in such amounts consistent with past practice), (iii) grant any person any right or option to acquire any shares of its capital stock; provided that Target may grant options under the Target's 1997 Stock Option Plan with a fair market value exercise price to purchase shares of Target Common Stock consistent with the terms of the preestablished formula under Target's 1997 Stock Option Plan with respect to Target's fiscal 1998 performance to employees of Target in the ordinary course of business consistent with past practice, (iv) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock, Target Voting Debt or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except (A) pursuant to the exercise of options which are outstanding as of the date of this Agreement in accordance with their existing terms or
       (B) as and to the extent provided for in clause (iii) of this sentence), or (v) enter into any agreement, understanding or arrangement with respect to the sale, purchase or voting of its capital stock (except as and to the extent provided for in clause (iii) of this sentence);

              (b) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets, other than the sale of inventory and the disposition of obsolete or worn-out equipment in the ordinary course of business consistent with past practice;

              (c) make or propose any changes in Target's Certificate of Incorporation or By-laws;

              (d) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person, create any subsidiary outside the ordinary course of business or enter into any confidentiality agreement with any person outside the ordinary course of business;

              (e) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice;

              (f) except as disclosed in a schedule previously provided by Target to Parent, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases granted in the ordinary course of business consistent with past practice, other than, without the consent of Parent, to employees who are officers or directors of Target, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or a binding written contract in effect on the date of this Agreement;

              (g) enter into, adopt or amend any employee benefit or similar plan;

              (h) change any method or principle of accounting in a manner that is inconsistent with past practice, except to the extent required by U.S. GAAP as advised by Target's regular independent accountants;

              (i) settle any Actions, whether now pending or hereafter made or brought involving an amount in excess of $500,000;

              (j) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $500,000, except for depreciation and amortization in accordance with U.S. GAAP consistently applied;

              (k) incur or commit to any capital expenditures, other than capital expenditures provided for in Target's Profit Plan for fiscal 1999 previously provided to Parent;

              (l) take any action, or permit any of its Subsidiaries to take any action, that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code;

              (m) take any action that would reasonably be expected to result in any of the representations and warranties set forth in Section 3.1 becoming false or inaccurate in any material respect;

              (n) permit or cause any Subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

              (o) agree in writing or otherwise to take any of the foregoing actions.

              4.2 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent shall not (except as expressly contemplated or permitted by this Agreement or to the extent that Target shall otherwise consent in writing):

              (a) except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of NYSE, make any amendment to the Parent Articles that would adversely affect in any material respect the rights and preferences of the holders of Parent Common Shares or make any changes in the certificate of incorporation of Merger Sub;

              (b) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by U.S. GAAP as advised by Parent's regular independent counsel;

              (c) take any action, or permit any of its Subsidiaries to take any action, that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code;

              (d) make, declare or pay any extraordinary cash dividend, other than dividends between Parent and a Subsidiary of Parent;

              (e) permit or cause any Subsidiaries to do any of the foregoing or agree or commit to do any of the foregoing; or

              (f) agree in writing or otherwise to take any of the foregoing actions.


                                     ARTICLE V

                               ADDITIONAL AGREEMENTS

              5.1 PREPARATION OF PROXY STATEMENT; TARGET STOCKHOLDERS MEETING. (a) As promptly as practicable following the date of this Agreement, Parent shall, in cooperation with Target, prepare and file with the SEC preliminary proxy materials on a confidential basis which shall constitute the Proxy Statement/Prospectus and, if the Required Parent Vote is required to be obtained with respect to the Share Issuance pursuant to Applicable Law or the rules of the NYSE, the joint proxy statement/prospectus (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "PROXY

STATEMENT/PROSPECTUS") and, following completion of a review by the SEC (if any), a registration statement on Form S-4 with respect to the issuance of Parent Common Shares in the Merger (the "FORM S-4"). The Proxy Statement/Prospectus will be included in the Form S-4 as Parent's prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and Target shall use all reasonable efforts to have the preliminary proxy materials cleared by the SEC as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement/Prospectus to Target and advise Target of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Target Stockholders Meeting or the Parent Shareholders Meeting, if applicable, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Target agrees that none of the information supplied or to be supplied by Target for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Target Stockholders Meeting or the Parent Shareholders Meeting, if applicable, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent and the Parent Shareholders Meeting, if applicable, will be deemed to have been supplied by Parent and information concerning or related to Target and the Target Stockholders Meeting shall be deemed to have been supplied by Target. Parent will provide Target with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus prior to filing such with the SEC, and will provide Target with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Target for inclusion in the Proxy Statement/Prospectus shall be made without the approval of Target, which approval shall not be unreasonably withheld or delayed.

              (b) Target shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "TARGET STOCKHOLDERS MEETING") for the purpose of obtaining the Required Target Vote with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the adoption of this Agreement by the Required Target Vote and the Board of Directors of Target shall recommend adoption of this Agreement by the stockholders of Target.

              (c) Parent shall, if required by Applicable Law or the rules of the NYSE, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "PARENT SHAREHOLDERS MEETING") for the purpose of obtaining the Required Parent Vote, shall take all lawful action to solicit the approval of the Share Issuance by the Required Parent Vote, and the Board of Directors of Parent shall recommend approval of the Share Issuance by the shareholders of Parent.

              5.2 PARENT BOARD OF DIRECTORS. At or immediately after the Effective Time, the Board of Directors of Parent will take all necessary action to elect Aleksandar Erdeljan as a member of the Board of Directors of Parent.

              5.3 ACCESS TO INFORMATION. Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its relevant properties, books, contracts, commitments and records and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party, consistent with its legal obligations, all other relevant information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letter dated April 17, 1998 between Target and Parent (the "CONFIDENTIALITY AGREEMENT"). Any investigation by Parent or Target shall not affect the representations and warranties of Target or Parent or Merger Sub, as the case may be.

              5.4 REASONABLE EFFORTS. (a) Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date of this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five Business Days after the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use all reasonable efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

              (b) Each of Parent and Target shall, in connection with the efforts referenced in SECTION 5.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other Regulatory Law (as defined below), use all reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and make all reasonable efforts to consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case relating solely to the transactions contemplated by this Agreement. For purposes of this Agreement, "REGULATORY LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

              (c) In furtherance and not in limitation of the covenants of the parties contained in SECTIONS 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Parent and Target shall cooperate in all respects with each other and use all reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this SECTION 5.4 shall limit a party's right to terminate this Agreement pursuant to SECTION 7.1(b) so long as such party has up to then complied in all respects with its obligations under this
SECTION 5.4.

              (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Parent and Target shall use all reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

              (e) Notwithstanding anything to the contrary in this Agreement, neither Parent nor Target shall be required to (i) hold separate (including by trust or otherwise) or divest any businesses or assets or (ii) take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent or Target, or would reasonably be expected to substantially impair the overall benefits expected, as of the date of this Agreement, to be realized from the consummation of the Merger.

              (f) Each of Parent, Merger Sub and Target shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code.

              (g) Each of the parties agrees that it shall not, and shall not permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, prevent Parent from accounting, and shall use its best efforts (including, without limitation, providing appropriate representation letters to Parent's accountants) to allow Parent to account for the Merger in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the SEC ("APB NO. 16"), and to obtain a letter, in form and substance reasonably satisfactory to Parent, from Deloitte & Touche LLP dated the date of the Effective Time and, if requested by Parent, dated the date of the Proxy Statement/Prospectus stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

              5.5 ACQUISITION PROPOSALS. (a) Target agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets or 10% or more of the equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Target further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding the foregoing, at any time prior to the Target Stockholders Meeting, Target or its Board of Directors shall be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person if (i) the Board of Directors of Target concludes in good faith by a majority vote, after consulting with a nationally recognized investment banking firm, that such Acquisition Proposal would, if consummated, constitute a Superior Proposal, (ii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Target Board of Directors receives from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement and (iii) prior to providing any information or data to any Person, the Board of Directors of Target notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and all of the material terms and conditions of any proposals or offers. Target agrees that it will keep Parent fully informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Notwithstanding any other provision of this SECTION 5.5(a), in the event that the Board of Directors of Target determines in good faith by a majority vote, after consulting with a nationally recognized investment banking firm, that an Acquisition Proposal would, if consummated, constitute a Superior Proposal, the Board of Directors of Target may withdraw, modify or change, in a manner adverse to Parent, the Target Board Approval and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to an Acquisition Proposal by disclosing such withdrawn, modified or changed Target Board Approval in connection with a tender or exchange offer for Target Common Stock, provided that it uses all reasonable efforts to give Parent two days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Parent's right to terminate this Agreement pursuant to SECTION 7.1 at such time as the requirements of SECTION 7.1 have been met). The Target Board of Directors shall not, in connection with any such withdrawal, modification or change of the Target Board Approval, take any action to change the approval of the Board of Directors of Target for purposes of causing any state takeover statute or other state law to become applicable to the Merger or inapplicable to any Acquisition Proposal or transaction contemplated thereby (until such time as this Agreement has been terminated in accordance with the requirements of SECTION 7.1). Target agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Target agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this SECTION 5.5 of the obligations undertaken in this SECTION 5.5.

              (b) TERMINATION RIGHT. If prior to the approval of the Merger at the Target Stockholders Meeting: (x) the Board of Directors of Target shall determine in good faith, after consultation with its financial advisors, with respect to any written proposal from a third party for an Acquisition Proposal received after the date hereof that was not initiated, solicited, encouraged or knowingly facilitated by Target or any of its Subsidiaries or their affiliates or agents in violation of this Agreement, that such Acquisition Proposal would, if consummated, constitute a Superior Proposal (after taking into account any adjustment to the terms and conditions of the Merger offered in writing by Parent in response to such Acquisition Proposal) and (y) Target has received from a nationally recognized investment banking firm a written opinion (a copy of which is delivered to Parent) that the Acquisition Proposal would, if consummated, constitute a Superior Proposal (after taking into account any adjustment to the terms and conditions of such transaction offered in writing by Parent), Target may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") with respect to such Acquisition Proposal PROVIDED that, prior to any such termination, (i) Target has provided Parent written notice that it intends to terminate this Agreement pursuant to this SECTION 5.5(b) and SECTION 7.1(f), identifying the Acquisition Proposal then determined to be a Superior Proposal and delivering the information with respect to such Acquisition Proposal required by SECTION 5.5(a), and (ii) at least three full Business Days after Target has provided the notice referred to in clause (i) above (provided that the advice and opinion referred to in clauses (x) and (y) above shall continue in effect without revocation, revision or modification),
(A) Target delivers to Parent a written notice of termination of this Agreement pursuant to this SECTION 5.5(b), (B) Parent receives from Target a wire transfer in the aggregate amount of (I) Parent's

Expenses (as defined in SECTION 5.7) as the same may have been estimated by Parent in good faith prior to the date of such delivery (subject to an adjustment payment, if any, between the parties upon Parent's definitive determination of such Expenses), plus (II) the Termination Fee (less the amount of any Parent Expenses paid pursuant to clause I) as provided in
SECTION 7.2, and (C) Parent receives a written acknowledgment from Target and from the other party to the Acquisition Proposal that Target and such other party have irrevocably waived any right to contest such payment.

              (c)    EFFECTS OF SECTION 5.5.  Nothing in this SECTION 5.5 shall
(x) permit either Parent or Target to terminate this Agreement (except as specifically provided in ARTICLE VII hereof) or (y) affect any other obligation of Target or Parent under this Agreement, provided that any withdrawal, modification or change of the Target Board Approval implemented in accordance with this SECTION 5.5 (and not in response to an Acquisition Proposal that was initiated, solicited, encouraged or facilitated in violation of this SECTION 5.5) shall not constitute a breach of this Agreement by Target for any purpose hereunder.

              5.6 STOCK OPTIONS AND OTHER STOCK PLANS; EMPLOYEE BENEFITS MATTERS. (a) Prior to the Effective Time of the Merger, Parent and Target shall take all such actions as may be necessary to cause each unexpired and unexercised option to purchase Target Common Stock (a "TARGET STOCK OPTION") issued pursuant to Target's 1990 Nonqualified Stock Option Plan, Target's 1990 Nonqualified Performance Stock Option Plan A, Target's 1990 Nonqualified Performance Stock Option Plan B, Target's 1992 Stock Option Plan, Target's 1997 Stock Option Plan and each of Target's agreements with its directors existing on the date hereof relating to the grant of stock options to such directors and disclosed in the Target SEC Reports or previously provided to Parent by Target (collectively, the "TARGET STOCK PLANS") in effect on the date of this Agreement which has been granted to current or former directors, officers or employees of Target by Target, to be converted at the Effective Time into an option (a "CONVERTED OPTION") to purchase that number of Parent Common Shares equal to the number of shares of Target Common Stock issuable immediately prior to the Effective Time upon exercise of the Target Stock Option multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Target Stock Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Target Stock Option immediately prior to the Effective Time (taking into account any acceleration of vesting, if any, that would result from the Merger under the terms of the Target Stock Plans as in effect on the date hereof); provided, that with respect to any Target Stock Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of
Section 424(a) of the Code. In connection with the issuance of Parent Common Shares, Parent shall (i) reserve for issuance the number of Parent Common Shares that will become subject to the Target Stock Options pursuant to this SECTION
5.6 and (ii) from and after the Effective Time, upon exercise of Converted Options, make available for issuance all Parent Common Shares covered thereby, subject to the terms and conditions applicable thereto. Target agrees to issue treasury shares of Target, to the extent available and reasonably practicable to do so, upon the exercise of Target Stock Options prior to the Effective Time.

              (b)    EMPLOYEE BENEFITS.

                   (i) OBLIGATIONS OF PARENT; COMPARABILITY OF BENEFITS. For a period of one year following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide benefits to continuing or former employees of Target and its Subsidiaries ("TARGET EMPLOYEES") that, in the aggregate, are no less favorable than the benefits provided, in the aggregate, under such Benefit Plans to the Target Employees immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (A) the continuation of any particular Target Benefit Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence) or (B) Parent or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of Target or the Surviving Corporation.

                  (ii) PRE-EXISTING LIMITATIONS; DEDUCTIBLE; SERVICE CREDIT. With respect to any Benefit Plans of Parent or its Subsidiaries in which the Target Employees participate effective as of the Closing Date, Parent shall, or shall cause the Surviving Corporation to: (A) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Target Employees under which any welfare Benefit Plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any Target Employee who was, as of the Effective Time, excluded from participation in a Target Benefit Plan by nature of such pre-existing condition), (B) provide each Target Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service of the Target Employees with Target for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any Benefit Plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service.

              5.7 FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on Target or its Subsidiaries and any real property transfer tax imposed on any holder of shares of capital stock of Target resulting from the Merger, (b) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement/Prospectus, which shall be shared equally by Parent and Target and (c) as provided in SECTION 7.2. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

              5.8    DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.
For a period of six years from and after the Effective Time, Parent shall cause (including, to the extent required, providing sufficient funding to enable the Surviving Corporation to satisfy all of its obligations under this Section 5.8) the Surviving Corporation to indemnify, defend and hold harmless the present and former officers and directors of Target in respect of acts or omissions occurring prior to the Effective Time to the fullest extent permitted or provided under Target's certificate of incorporation and by-laws in effect on the date of this Agreement. The Surviving Corporation shall, for a period of six years, maintain the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Target (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or before the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 100% of the annual premium currently paid by Target for such insurance; and, PROVIDED, FURTHER, that if the premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

              5.9 PUBLIC ANNOUNCEMENTS. Target and Parent shall use all reasonable efforts, unless otherwise required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby.

              5.10 LISTING OF PARENT COMMON SHARES. Parent shall use all reasonable efforts to cause the Parent Common Shares to be issued in the Merger and the Parent Common Shares to be reserved for issuance upon exercise of the Converted Options to be approved for listing, upon official notice of issuance, on the NYSE.

              5.11 AFFILIATES. Target shall cause each such Person who may be at the Effective Time or was on the date of this Agreement an "affiliate" of Target for purposes of Rule 145 under the Securities Act or applicable accounting releases of the SEC with respect to pooling of interests accounting treatment, to execute and deliver to Parent no less than 30 days prior to the date of the Target Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit A-1 (the "TARGET AFFILIATE LETTER"). No later than 45 days prior to the date of the Target Stockholders Meeting, Target, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the Persons or entities who, in Target's opinion, may be deemed to be "affiliates" of Target under the preceding sentence. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Target Affiliate Letter on the certificates evidencing any of the Parent Common Shares to be received by
(i) any such "affiliate" of Target specified in such letter or (ii) any person Parent reasonably identified (by written notice to Target) as being a Person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act or applicable accounting releases of the SEC with respect to pooling of interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Shares, consistent with the terms of the Target Affiliate Letter, regardless of whether such Person has executed the Target Affiliate Letter and regardless of whether such Person's name appears on the letter to be delivered pursuant to the preceding sentence.


                                     ARTICLE VI

                                CONDITIONS PRECEDENT

              6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of Target, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

              (a) STOCKHOLDER APPROVAL. (i) Target shall have obtained the Required Target Vote in connection with the adoption of this Agreement by the stockholders of Target and (ii) Parent shall have obtained the Required Parent Vote, if required by Applicable Law or the rules of the NYSE, in connection with the approval of the Share Issuance by the shareholders of Parent.

              (b) NO INJUNCTIONS OR RESTRAINTS, ILLEGALITY, ACTIONS. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. No Actions shall be instituted by any Governmental Entity which seeks to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

              (c) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

              (d) GERMAN ANTITRUST. There shall have been received all required consents, authorizations, clearances and/or approvals from German competition and any similar German authorities necessary to consummate the Merger and the transactions contemplated hereby to the extent required by German law.

              (e) NYSE LISTING. The Parent Common Shares to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved upon official notice of issuance for listing on the NYSE.

              (f) EFFECTIVENESS OF THE FORM S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

              (g) POOLING. Parent shall have received a letter, in form and substance reasonably satisfactory to Parent, from Deloitte & Touche LLP dated the Closing Date stating that they concur with the conclusion of Parent's management that the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

              6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES. (i) Each of the representations and warranties of Target set forth in this Agreement, other than the representations and warranties of Target set forth in
       Section 3.1(c), shall have been true and correct on the date of this Agreement and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of such representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Target (disregarding, for purposes of this provision, the Material Adverse Effect qualification in any single representation and warranty), and (ii) the representations and warranties of Target set forth in Section 3.1(c) shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects on the Closing Date as though made as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), and Parent shall have received a certificate of the chief executive officer or president and the chief financial officer of Target to such effect.

              (b) PERFORMANCE OF OBLIGATIONS OF TARGET. Target shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Parent shall have received a certificate of the chief executive officer or president and the chief financial officer of Target to such effect.

              6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to effect the Merger are subject to the satisfaction of, or waiver by, Target, on or prior to the Closing Date of the following additional conditions:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on Parent (disregarding, for purposes of this provision, the Material Adverse Effect qualification in any single representation and warranty), and Target shall have received a certificate of the chief executive officer or president and the chief financial officer of Parent to such effect.

              (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Target shall have received a certificate of the chief executive officer or president and the chief financial officer of Parent to such effect.

              (c) TAX OPINION. The opinion, dated on or about the date of and referred to in the Proxy Statement/Prospectus, based on appropriate representations of Target and Parent, of Simpson Thacher & Bartlett, counsel to Target, to Target to the effect that (i) the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Merger Sub and Target will each be a party to the reorganization within the meaning of
       Section 368(b) of the Code, shall have been rendered.

              (d) CLOSING TAX OPINION. An opinion, dated as of the Closing Date, based on appropriate representations of Target and Parent, of Simpson Thacher & Bartlett, counsel to Target, substantially identical to the opinion referred to in SECTION 6.3(c), shall have been rendered.

              (e) CHANGE OF CONTROL OF PARENT. On or after the date of this Agreement, Parent shall not have undergone a change of control.


                                    ARTICLE VII

                             TERMINATION AND AMENDMENT

              7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties and, except as provided below, whether before or after any required approval of the matters presented in connection with the Merger by the stockholders of Target or the shareholders of
Parent:

              (a) By mutual written consent of Parent and Target, by action of their respective Boards of Directors;

              (b) By either Target or Parent if the Effective Time shall not have occurred on or before November 30, 1998 (the "TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this
       SECTION 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation
       SECTION 5.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

              (c) By either Target or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used all reasonable efforts to resist, resolve or lift, as applicable, in accordance with SECTION 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used all reasonable efforts to obtain, in accordance with
       SECTION 5.4), in each case (i) and (ii) which is necessary to fulfill the conditions set forth in subsections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable.

              (d) By either Target or Parent if (i) the approval by the stockholders of Target required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Target Vote or (ii) the approval by the shareholders of Parent required for the Share Issuance, if required by Applicable Law or the rules of the NYSE, shall not have been obtained by reason of the failure to obtain the Required Parent Vote, in each case upon the taking of such vote at a duly held meeting of stockholders of Target or shareholders of Parent, as the case may be, or at any adjournment thereof;

              (e) By Parent if the Board of Directors of Target (i) shall withdraw or modify in any adverse manner the Target Board Approval, (ii) shall approve or recommend any Acquisition Proposal or (iii) shall resolve to take any of the actions specified in clauses (i) or (ii) above;

              (f) By Target pursuant to SECTION 5.5(b); or

              (g) By Target if the Board of Directors of Parent (i) shall
withdraw or modify   in any adverse manner the Parent Board Approval or (ii)
shall resolve to take the   action specified in clause (i) above.

              7.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either Target or Parent as provided in SECTION 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Target or their respective officers, directors or stockholders except with respect to the second sentence of SECTION 5.3, SECTION 5.7, this SECTION 7.2 and ARTICLE VIII. Notwithstanding the foregoing, nothing in this SECTION 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement, and if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective Expenses.

              (b) Parent and Target agree that (i) if Target shall terminate this Agreement pursuant to SECTION 5.5(b) and SECTION 7.1(f), (ii) if Parent shall terminate this Agreement pursuant to SECTION 7.1(e) or (iii) if (x) Target or Parent shall terminate this Agreement pursuant to SECTION 7.1(d)(i), (y) at any time prior to such termination there shall have been made to Target or publicly disclosed an Acquisition Proposal with respect to Target and (z) within twelve months of the termination of this Agreement, Target enters into an Acquisition Agreement with respect to a Business Combination or a Business Consummation is consummated, then Target shall pay to Parent (A) an amount in cash equal to the aggregate amount of Parent's Expenses incurred in connection with pursuing the transactions contemplated by this Agreement, up to but not in excess of an amount equal to $4 million in the aggregate and (B) a termination fee in an amount equal to $75 million (such amounts collectively, the "TERMINATION FEE"). For the purposes of this SECTION 7.2, "BUSINESS COMBINATION" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving Target as a result of which the Target stockholders prior to such transaction in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of Target and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Parent or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of the Target Common Stock whether by tender or exchange offer or otherwise.

              (c) The Termination Fee required to be paid pursuant to SECTION 7.2(b)(i) shall be paid prior to termination of this Agreement pursuant to
SECTION 7.1(f). The Termination Fee required to be paid pursuant to SECTION 7.2(b)(ii) shall be paid to Parent within two Business Days after the termination of this Agreement pursuant to SECTION 7.1(e). Any other payment required to be made pursuant to SECTION 7.2(b) shall be made to Parent prior to the entering into of an Acquisition Agreement with respect to, or the consummation of, an Acquisition Proposal described therein, as applicable. All payments under this SECTION 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

              7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Target and the shareholders of Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                    ARTICLE VIII

                                 GENERAL PROVISIONS

              8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this ARTICLE VIII. Nothing in this SECTION 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

              8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

              (a)    if to Parent or Merger Sub, to
                     Cardinal Health, Inc.
                     5555 Glendon Court
                     Dublin, Ohio  43016
                     Attention:  Robert D. Walter
                     Facsimile No.:  614-717-8919

                     with a copy to

                     Wachtell, Lipton, Rosen & Katz

                     51 West 52nd Street
                     New York, New York  10019
                     Attention:  David A. Katz, Esq.
                     Facsimile No.:  212-403-2000

              (b)    if to Target, to

                     R.P. Scherer Corporation
                     P.O. Box 7060
                     Troy, MI  48084
                     Attention:  Tom Stuart
                     Facsimile No.:  248-649-2079

                     with a copy to
                     Simpson Thacher & Bartlett
                     425 Lexington Avenue
                     New York, New York 10017
                     Attention:  Philip T. Ruegger III, Esq.
                     Facsimile No.:  212-455-2502

              8.3 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

              8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement (including the documents and instruments referenced herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

              (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
SECTION 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

              8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

              8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

              8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Parent without the consent of Target, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

              8.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent and Target irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware or the United States District Court for the District of Delaware, and each of Parent and Target hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent and Target hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this SECTION 8.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

              8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof; this being in addition to any other remedy to which they are entitled at law or in equity.

              8.11   DEFINITIONS.  As used in this Agreement:

              (a) "BENEFIT PLAN" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA or otherwise.

              (b) "BOARD OF DIRECTORS" means the Board of Directors of any specified Person and any committees thereof.

              (c) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York.

              (d) "CONTROLLED GROUP LIABILITY" means any and all liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Benefit Plans.

              (e) "ERISA AFFILIATES" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same controlled group as the first entity, trade or business pursuant to
Section 4001(a)(14) of ERISA.

              (f) "INTELLECTUAL PROPERTY" means all industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists used by Target in their respective businesses.

              (g) "MATERIAL ADVERSE EFFECT" means, with respect to any entity, any adverse event, change, circumstance or effect that, individually or in the aggregate with all other adverse events, changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than (i) any change, circumstance or effect relating to the economy, foreign exchange rates or securities markets in general or the industries generally in which Parent and its Subsidiaries or Target and its Subsidiaries operate and not specifically relating to Parent or Target and (ii) solely with respect to Parent, such matters set forth in a schedule previously provided by Parent to Target.

              (h) "THE OTHER PARTY" means, with respect to Target, Parent and means, with respect to Parent, Target.

              (i) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

              (j) "PROPRIETARY TECHNOLOGY" means all proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by Target and its Subsidiaries pertaining to any product, software or service manufactured, marketed, licensed or sold by Target and its Subsidiaries in the conduct of their businesses or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof by Target or its Subsidiaries, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

              (k) "SUBSIDIARY" when used (A) with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
(i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries and (B) with respect to Parent, shall include R.P. Scherer Verwaltungs GmbH, R.P. Scherer GmbH, R.P. Scherer GmbH & Co. KG, R.P. Scherer S.p.A., R.P. Scherer S.A., R.P. Scherer Production S.A., Allcaps Weichgelatinekapseln GmbH and R.P. Scherer K.K.

              (l) "SUPERIOR PROPOSAL" means a BONA FIDE written Acquisition Proposal which the Board of Directors of Target concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory, fiduciary and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to Target's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed (PROVIDED that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in SECTION 5.5 except that the reference to "10%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "80%" and "Acquisition Proposal" shall only be deemed to refer to a transaction involving Target, or with respect to assets (including the shares of any Subsidiary of Target) of Target and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone).

              (m) "TARGET BENEFIT PLAN" means any Benefit Plan with respect to Target.

              (n) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I, Subtitle E of Title IV of ERISA.

              IN WITNESS WHEREOF, Parent, Target and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of May 17, 1998.



                              CARDINAL HEALTH, INC.



                              By: /s/ Robert D. Walter
                                  ---------------------------------------
                                   Name:  Robert D. Walter
                                   Title: Chairman and Chief Executive
                                          Officer


                              GEL ACQUISITION CORP.



                              By: /s/ Robert D. Walter
                                  ---------------------------------------
                                   Name:  Robert D. Walter
                                   Title: Chairman and Chief Executive
                                          Officer


                              R.P. SCHERER CORPORATION



                              By: /s/ Aleksandar Erdeljan
                                  ---------------------------------------
                                   Name:  Aleksandar Erdeljan
                                   Title: Chairman and Chief Executive Officer

                              GLOSSARY OF DEFINED TERMS


Definition                                                Location of Definition
----------                                                ----------------------
Acquisition Agreement . . . . . . . . . . . . . .                 Section 5.5(b)
Acquisition Proposal. . . . . . . . . . . . . . .                 Section 5.5(a)
Action. . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(h)
Agreement . . . . . . . . . . . . . . . . . . . .                       Preamble
APB No. 16. . . . . . . . . . . . . . . . . . . .                 Section 5.4(g)
Applicable Laws . . . . . . . . . . . . . . . . .              Section 3.1(f)(i)
BBC . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.2(i)
Benefit Plan. . . . . . . . . . . . . . . . . . .                Section 8.11(a)
Blue Sky Laws . . . . . . . . . . . . . . . . . .           Section 3.1 (d)(iii)
Board of Directors. . . . . . . . . . . . . . . .                Section 8.11(b)
Business Combination. . . . . . . . . . . . . . .                 Section 7.2(b)
Business Day. . . . . . . . . . . . . . . . . . .                Section 8.11(c)
Certificate . . . . . . . . . . . . . . . . . . .                 Section 1.8(b)
Closing . . . . . . . . . . . . . . . . . . . . .                    Section 1.2
Closing Date. . . . . . . . . . . . . . . . . . .                    Section 1.2
Code. . . . . . . . . . . . . . . . . . . . . . .                       Recitals
Confidentiality Agreement . . . . . . . . . . . .                    Section 5.3
Converted Option. . . . . . . . . . . . . . . . .                 Section 5.6(a)
Delaware Certificate of Merger. . . . . . . . . .                    Section 1.3
DGCL. . . . . . . . . . . . . . . . . . . . . . .                    Section 1.1
DOJ . . . . . . . . . . . . . . . . . . . . . . .                 Section 5.4(b)
Effective Time. . . . . . . . . . . . . . . . . .                    Section 1.3
Environmental Laws. . . . . . . . . . . . . . . .                 Section 3.1(p)
ERISA . . . . . . . . . . . . . . . . . . . . . .                Section 8.11(a)
Exchange Act. . . . . . . . . . . . . . . . . . .           Section  3.1(d)(iii)
Exchange Agent. . . . . . . . . . . . . . . . . .                    Section 2.1
Exchange Fund . . . . . . . . . . . . . . . . . .                    Section 2.1
Exchange Ratio. . . . . . . . . . . . . . . . . .                 Section 1.8(a)
Expenses. . . . . . . . . . . . . . . . . . . . .                    Section 5.7
Fairness Opinion. . . . . . . . . . . . . . . . .                 Section 3.1(u)
Form S-4. . . . . . . . . . . . . . . . . . . . .                 Section 5.1(a)
Governmental Entity . . . . . . . . . . . . . . .            Section 3.1(d)(iii)
Hazardous Materials . . . . . . . . . . . . . . .                 Section 3.1(p)
HSR Act . . . . . . . . . . . . . . . . . . . . .            Section 3.l(d)(iii)
Intellectual Property . . . . . . . . . . . . . .                Section 8.11(d)
KG. . . . . . . . . . . . . . . . . . . . . . . .             Section 3.1(d)(iv)
Material Adverse Effect . . . . . . . . . . . . .                Section 8.11(e)
Merger. . . . . . . . . . . . . . . . . . . . . .                       Recitals
Merger Consideration. . . . . . . . . . . . . . .                 Section 1.8(a)
Merger Sub. . . . . . . . . . . . . . . . . . . .                       Preamble

Definition                                                Location of Definition
----------                                                ----------------------
Multiemployer Plan. . . . . . . . . . . . . . . .              Section 3.1(q)(v)
Multiple Employer Plan. . . . . . . . . . . . . .              Section 3.1(q)(v)
NYSE. . . . . . . . . . . . . . . . . . . . . . .                 Section 2.5(b)
Parent. . . . . . . . . . . . . . . . . . . . . .                       Preamble
Parent Articles . . . . . . . . . . . . . . . . .                 Section 3.2(a)
Parent Board Approval . . . . . . . . . . . . . .                 Section 3.2(h)
Parent Code . . . . . . . . . . . . . . . . . . .                 Section 3.2(a)
Parent Common Shares. . . . . . . . . . . . . . .                       Recitals
Parent Financial Advisor. . . . . . . . . . . . .                 Section 3.2(j)
Parent SEC Reports. . . . . . . . . . . . . . . .                 Section 3.2(d)
Parent Shareholders Meeting . . . . . . . . . . .                 Section 5.1(c)
Parent Voting Debt. . . . . . . . . . . . . . . .             Section 3.2(b)(ii)
Person. . . . . . . . . . . . . . . . . . . . . .                Section 8.11(g)
Proprietary Technology. . . . . . . . . . . . . .                Section 8.11(h)
Proxy Statement/Prospectus. . . . . . . . . . . .                 Section 5.1(a)
Qualified Plan. . . . . . . . . . . . . . . . . .             Section 3.1(q)(ii)
Regulatory Law. . . . . . . . . . . . . . . . . .                 Section 5.4(b)
Required Consents . . . . . . . . . . . . . . . .            Section 3.1(d)(iii)
Required Parent Vote. . . . . . . . . . . . . . .                 Section 3.2(i)
Required Target Vote. . . . . . . . . . . . . . .                 Section 3.1(s)
SEC . . . . . . . . . . . . . . . . . . . . . . .                 Section 3.1(e)
Securities Act. . . . . . . . . . . . . . . . . .            Section 3.1(c)(iii)
Share Issuance. . . . . . . . . . . . . . . . . .              Section 3.2(c)(i)
Subsidiary. . . . . . . . . . . . . . . . . . . .                Section 8.11(i)
Superior Proposal . . . . . . . . . . . . . . . .                Section 8.11(j)
Surviving Corporation . . . . . . . . . . . . . .                    Section 1.1
Target. . . . . . . . . . . . . . . . . . . . . .                       Preamble
Target Affiliate Letter . . . . . . . . . . . . .                   Section 5.11
Target Benefit Plan . . . . . . . . . . . . . . .                Section 8.11(k)
Target Board Approval . . . . . . . . . . . . . .                 Section 3.1(l)
Target Common Stock . . . . . . . . . . . . . . .                       Recitals
Target Employees. . . . . . . . . . . . . . . . .              Section 5.6(b)(i)
Target Financial Advisor. . . . . . . . . . . . .                 Section 3.1(t)
Target Permits. . . . . . . . . . . . . . . . . .             Section 3.1(f)(ii)
Target SEC Reports. . . . . . . . . . . . . . . .                 Section 3.1(e)
Target Stockholders Meeting . . . . . . . . . . .                 Section 5.1(b)
Target Stock Option . . . . . . . . . . . . . . .                 Section 5.6(a)
Target Stock Plans. . . . . . . . . . . . . . . .                 Section 5.6(a)
Target Voting Debt. . . . . . . . . . . . . . . .             Section 3.1(c)(ii)
Tax Returns . . . . . . . . . . . . . . . . . . .              Section 3.1(r)(v)
Taxes . . . . . . . . . . . . . . . . . . . . . .             Section 3.1(r)(vi)
Termination Date. . . . . . . . . . . . . . . . .                 Section 7.1(b)

Definition                                                Location of Definition
----------                                                ----------------------
Termination Fee . . . . . . . . . . . . . . . . .                 Section 7.2(b)
the other party . . . . . . . . . . . . . . . . .                Section 8.11(f)
U.S. GAAP . . . . . . . . . . . . . . . . . . . .                 Section 3.1(e)
VerWaltungs . . . . . . . . . . . . . . . . . . .             Section 3.1(d)(iv)
Violation . . . . . . . . . . . . . . . . . . . .             Section 3.1(d)(ii)
Withdrawal Liability. . . . . . . . . . . . . . .                Section 8.11(l)

                                                                   Exhibit A-1


                               ________________, 1998

Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43016

Gentlemen:

          The undersigned acknowledges that as of the date hereof the undersigned may be deemed to be an "affiliate" of R.P. Scherer Corporation, a Delaware corporation ("Target"), as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Securities and Exchange Commission (the "Commission") and paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger dated as of May 17, 1998 (the "Agreement"), among Target, Cardinal Health, Inc., an Ohio corporation ("Parent"), and GEL Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into Target (the "Merger"), all of the outstanding shares of common stock of Target, par value $0.01 per share ("Target Common Stock"), will be converted into common shares, without par value, of Parent ("Parent Common Shares"), and all unexpired and unexercised employee options to purchase capital stock of Target ("Target Options") will become options to purchase Parent Common Shares ("Parent Options"). In, or as a result of, the Merger, the undersigned will (i) receive Parent Common Shares in exchange for all of the shares of Target Common Stock owned by the undersigned immediately prior to the time of the effectiveness of the Merger (the "Effective Time"), and/or (ii) receive Parent Options.

          The undersigned hereby acknowledges and agrees with Parent that, within the 30 days prior to the Effective Time, the undersigned will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any shares of Target Common Stock or Parent Common Shares or Target Options beneficially owned by the undersigned, whether owned on the date hereof or hereafter acquired. The undersigned further acknowledges and agrees with Parent that the undersigned will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any Parent Common Shares or Parent Options (or shares issuable upon exercise thereof) beneficially owned by the undersigned whether prior to or after the Effective Time until after such time as Parent shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or announcement which includes the combined financial results (including combined sales and net income) of Parent and Target for a period of at least 30 days of combined operations of Parent and Target following the Effective Time.

          The undersigned acknowledges that if the undersigned is an affiliate under the

Securities Act, the undersigned's ability to sell, assign or transfer
Parent Common Shares and Parent Options beneficially owned by the undersigned as a result of the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale, assignment or transfer of such securities of Rule 144 and 145(d) promulgated under the Securities Act.

          The undersigned further acknowledges and agrees with Parent that the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the Parent Common Shares or Parent Options (or shares issuable upon exercise thereof) beneficially owned by the undersigned as a result of the Merger except
(a) in compliance with the applicable provisions of Rule 145 or (b) pursuant to a registration statement under the Securities Act or (c) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Commission, is not required to be registered under the Securities Act; PROVIDED, HOWEVER, that, for so long as the undersigned holds any Parent Common Shares as to which the undersigned is subject to the limitations of Rule 145, Parent will use its reasonable efforts to file all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder, as the same shall be in effect at the time, so as to satisfy the requirements of paragraph (c) of Rule 144 under the Securities Act that there be available current public information with respect to Parent, and to that extent to make available to the undersigned the exemption afforded by Rule 145 with respect to the sale, transfer or other disposition of the Parent Common Shares. For purposes of this letter agreement, the exercise of a Parent Option shall not constitute a "disposition" of such Parent Option.

          The undersigned also represents and warrants that it has no current plan or intention to sell, exchange or otherwise dispose of more than fifty percent (50%) of the Parent Common Shares beneficially owned by the undersigned as a result of the Merger.

          In the event of a sale or other disposition by the undersigned of Parent Common Shares or Parent Options pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Shares or Parent Options owned by the undersigned, but that upon receipt of such evidence of compliance or the availability of an exemption from registration under the Securities Act, the transfer agent shall effectuate the transfer of Parent Common Shares or Parent Options sold as indicated in the letter.

          The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Common Shares received by the undersigned in the Merger or held by a transferee thereof or upon exercise of a Parent Option, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act. Notwithstanding the foregoing, any such legends will be removed by delivery of substitute certificates upon written request of the undersigned if at the time of making such request the undersigned would otherwise be permitted to dispose of the Parent Common Shares represented by such certificates pursuant to Rule 145(d)(2).

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Shares, Target Common Stock, Target Options and Parent Options and (ii) the receipt by Parent of this letter agreement is an inducement and a condition to Parent's obligations to consummate the Merger. This letter agreement shall expire and be of no force or effect upon termination of the Agreement prior to the Effective Time.

                                   Very truly yours,

                                   _______________________________
                                   [Name]


Accepted and agreed this

___ day of ___________, 1998


CARDINAL HEALTH, INC.


By:______________________________

   Name: ________________________

   Title: _________________________

                                                                      Annex I to
                                                                       Exhibit A


                             ________________ __, 199_

Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43016
Attention:  Corporate Secretary

          On ______ __, 199_, the undersigned sold the securities ("Securities") of Cardinal Health, Inc. ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were acquired by the undersigned in connection with the merger of GEL Acquisition Corp. with and into Target.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

          The undersigned hereby represents to Parent that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents to Parent that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                   Very truly yours,


DESCRIPTION OF SECURITIES SOLD: